                        PEAK ENTERTAINMENT HOLDINGS, INC.
                           Bagshaw Hall, Bagshall Hill
                         Bakewell, Derbyshire DE 45 1DL
                                 United Kingdom

                                                              March 6, 2006

Ms. Laura Wellington
The Silly Goose Company, LLC
10 Hastings Drive
Tenafly, New Jersey  07670

          Re:  Agreement dated April 28, 2003; Entertainment
               Production Agreement dated December 16, 2003;
               and Financing Agreement dated August 6, 2004
               (collectively, the "Peak Wumblers Agreements")
               ----------------------------------------------

Dear Laura:

     Peak Entertainment Holdings, Inc.("Peak") and you and the undersigned have agreed as follows:

          1. Effective immediately, but subject to the provisions of Paragraph 5 below, the February 13, 2006 letter from The Silly Goose Company, LLC to
     Peak Entertainment Ltd. (the "Purported Termination Letter") is hereby withdrawn and revoked, and the Purported Termination Letter is confirmed to have been sent in error and acknowledged by The Silly Goose Releasors, as defined in Section 2 (b) below, to be unfounded, to the extent it alleges any tortious or intentional breaching act, failure to properly account or commingling of funds, on the part of Peak Entertainment Ltd. or any affiliate, agent, officer, attorney or employee of Peak. Subject to the provisions of Paragraph 5 below, each of the Peak Wumblers Agreements is terminated to the extent provided for herein and of no further force and effect to the extent provided for herein, and Peak shall surrender to the
     Silly Goose Company, LLC ("Silly Goose") all rights in the Wumblers Project previously granted by Silly Goose to Peak (the "Rights") and Peak hereby returns all Rights to Silly Goose, subject to the terms hereof, and except as stated in this letter agreement of modification of the Peak Wumblers
     Agreements.

          2. (a) Subject to the above, Peak for itself and its officers, directors, affiliates, attorneys, successors and assigns, (the "Peak
     Releasors") hereby releases

     Silly Goose, Laura Wellington, and the parties listed on Schedule A, and their heirs, administrators, executors, personal representatives, officers, directors, affiliates, successors and assigns (the "Peak Releasees") from any obligations the Peak Releasees have or may have had to the Peak
     Releasors under the Peak Wumblers Agreements and any claims the Peak
     Releasors have or may have had against the Peak Releasees from the beginning of time to the date hereof.

            (b) Subject to the above, Silly Goose, Laura Wellington, and the parties listed on Schedule A, for themselves and their heirs, administrators, executors, personal representatives, officers, directors, affiliates, successors and assigns, (the "Silly Goose Releasors") hereby release Peak, its officers, directors, affiliates, attorneys, successors and assigns (the "Silly Goose Releasees") from any obligations the Silly
     Goose Releasees have or may have had to the Silly Goose Releasors under the
     Peak Wumblers Agreements and from any claims the Silly Goose Releasors have or may have against the Silly Goose Releasees from the beginning of time to the date hereof.

          3. In addition to the return of Rights to Silly Goose pursuant to the terms herein stated, and pursuant thereto Peak shall promptly use reasonable efforts to deliver to Silly Goose all materials, samples, models, contracts, scripts, etc., developed in connection with the Wumblers
     Project (the "Materials"), with Silly Goose first providing delivery instructions and full insurance as per its own determined value of the materials, and Silly Goose shall hold Peak harmless for any damage or loss that may occur in the course of transfer. Peak shall have no liability for the condition of the Materials in the hands of contractors. To the extent any Materials are situated at the location of contractors working on the
     Wumblers Project, Peak shall then promptly advise such contractors that the
     Materials belong to Silly Goose and are subject to your direction, and
     Silly Goose releases Peak from any liability as to such materials in the hands of contractors. We have directed Phil Ogden to coordinate the delivery to you of those Materials we have on hand at our premises pursuant to the terms hereof.

          4. In further consideration of Peak's surrender of all Rights and
     Materials, Silly Goose agrees that Peak retains the right to receive 15% of
     100% of the proceeds calculated in the same manner as for any investor in the Wumblers Project from the entity exploiting the Wumblers Project (the
     "Percentage"), which assumes 4Kids is the majority investor funding The
     Wumblers Project, or the Percentage shall be such other percentage as is otherwise set forth below, provided, however, that payment to Peak of such
     Percentage shall attend on and be paid after (a) the investors in such entity have recouped their direct investment, (b) those persons listed on
     Schedule A have received from such entity the aggregate sum of $1,170,000 on account of their anticipated credit for prior development of the
     Wumblers Project and (c) the distribution by such entity to Laura
     Wellington of $45,000 for consulting fees Peak hereby acknowledges Laura
     Wellington is entitled to receive out of the Wumblers Project. After payments from the Wumblers Project or satisfaction thereof in any other manner has been made of the amounts provided for in 4 (a), (b) and (c)
     above, Peak shall receive such Percentage of 100% of net profits, as set forth below, calculated from the first dollar of net profits received by the entity exploiting the Wumblers Project.
          (i) If 4Kids, or a wholly-owned or controlled affiliate of 4Kids is the majority investor funding the Wumblers Project, the Percentage retained by Peak above shall be 15%;
          (ii) If 4Kids is not the majority investor funding the Wumblers
     Project, the Percentage retained by Peak above shall be 15% and Peak shall retain representation rights for The Wumblers on a 35% of gross receipts for the UK;
          (iii) If 4Kids is not the majority investor, and if the parties hereto agree that Peak shall retain a Percentage of 7.5%, then Peak shall not retain representation rights for The Wumblers for the United States and
     Canada, and Peak shall retain all other worldwide rights on a 35% of gross receipts for the UK and 40% for the rest of the world.
          (iv) If 4Kids is not the majority investor, and if the parties hereto agree that Peak shall retain a Percentage of 8%, then Peak shall retain representation rights for The Wumblers on a 35% of gross receipts basis for the UK and 40% for Europe, Australia, South America and South Africa, and
     Silly Goose shall retain representation rights for the rest of the world..
          (v) If 4Kids is not the majority investor, and if the parties hereto agree that Peak shall retain a Percentage of 9%, then Peak shall retain representation rights for The Wumblers on a 35% of gross receipts basis for the UK and 40% for France, Spain, Italy, Australia and Mexico, and Silly
     Goose shall retain representation rights for the rest of the world.

          (vi) ) If 4Kids is not the majority investor, and if the parties hereto agree that Peak shall retain a Percentage of 10%, then Peak shall retain representation rights for The Wumblers on a 35% of gross receipts basis for the UK and 40% for Australia, and Silly Goose shall retain representation rights for the rest of the world.

          5. If full execution of this agreement by all parties listed on
     Schedule A hereto is not delivered to Peak on or before March 13, 2006,
     Silly Goose shall use its best efforts to ascertain from the party(ies)
     failing to sign the reason for such failure

     and to report such reason promptly to Peak. In addition, from and after
     March 13, 2006, Laura Wellington and Silly Goose, jointly and severally, shall indemnify and hold Peak harmless against and from all losses, damages, costs and expenses, including reasonable attorneys fees, arising from claims against Peak by persons listed on Schedule A who have not signed this Agreement, provided that (a) this indemnification shall not apply to that portion of actions or proceedings that are solely criminal proceedings (b) the amount for which Laura Wellington shall be responsible for any single claim shall not exceed the amount invested in Peak by the party making the claim, and (c) in the event the aggregate amount invested by parties listed on Schedule A who fail to sign this Agreement exceeds
     $35,000, Peak shall have the right to terminate this Agreement, to be exercised in writing delivered to Silly Goose (the "Rescission Notice"), setting forth a date (the "Rescission Date"), which Rescission Date shall be not less than seven (7) days after the date of the Rescission Notice, provided that in no event may a Rescission Notice be sent after March 20,
     2006. Unless by the Rescission Date the aggregate amount invested by parties listed on Schedule A who fail to sign this Agreement no longer exceeds $35,000, this Agreement shall terminate, all of its provisions shall be deemed rescinded as if never executed, and Silly Goose shall promptly deliver the Materials to Peak and send a notice to all contractors working on the Wumblers Project similar to that described in paragraph 3.

          6. The parties each acknowledge that: no representations not contained herein have been made to the other to induce this agreement; that this agreement is the entire agreement between the parties revoking and replacing all prior agreements between the parties; that no party hereto shall make negative statements about the other parties in regard to their respective business activities; that no amendment or change hereto shall be of any force or effect unless specifically consented to in a writing signed by the parties; that this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law; that each party has consulted with separate independent counsel in this regard; and, that this agreement was drafted by each of the parties hereto.

          7. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and faxed signatures shall be valid as original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Kindly acknowledge your agreement to the foregoing on all five (5)
copies of this letter and return two (2) fully executed copies to the undersigned.

                                       Very truly yours,

                                       PEAK ENTERTAINMENT HOLDINGS

                                       By:  /s/ Wilf Shorrocks
                                          -------------------------------
                                                Wilf Shorrocks, President

READ AND AGREED:

The Silly Goose Company, LLC

By:  /s/ Laura Wellington
-------------------------------
    Laura Wellington, Manager

/s/ Laura Wellington
-------------------------------
Laura Wellington, Individually